Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES SECOND QUARTER FISCAL YEAR 2023 FINANCIAL RESULTS

Bethesda, MD - May 4, 2023 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), a leading global commerce company powering the circular economy, today announced the following financial results as of the quarter ended March 31, 2023, as compared to the applicable prior year periods:

•
Gross Merchandise Volume (GMV) of $282.7 million, up 2%, and Revenue of $81.5 million, up 19%
•
GAAP Net Income of $4.2 million1 and GAAP Diluted Earnings Per Share (EPS) of $0.131
•
Non-GAAP Adjusted EBITDA of $9.9 million, up $0.7 million, and Non-GAAP Adjusted Diluted EPS of $0.20, up $0.03
•
Cash balances of $101.2 million2 with zero financial debt; repurchased 750 thousand shares for $9.8 million during the quarter

"Our strong Q2 financial results demonstrate that we continue to deliver strong value for our customers and shareholders. We continued to grow our business in a challenging economic environment and set new records in Q2 for quarterly GMV in our Retail Supply Chain Group (RSCG) segment and the number of sellers and assets sold in our GovDeals segment. Despite some persistent macro-headwinds, we continue to expand the reach and relevance of our marketplaces with improving vehicle metrics and continued strong buyer demand. Our resilient business model continues to deliver strong free cash flow and we have continued to repurchase shares as we see opportunity in our long-term prospects for growth and profitability," said Bill Angrick, Liquidity Services CEO.

Recent Business Highlights

•
Liquidity Services was named the 2023 Innovation Solutions Partner Award Winner by Reverse Logistics Association which recognized RSCG's Automated Sell In Place Solution for innovative use of technology that delivers its customers measurable improvements in efficiency and return on investment.
•
RSCG expanded its consumer marketplace presence by opening a second All Surplus Deals location in Cincinnati, Ohio, giving local consumers access to unique or hard-to-find products that may no longer be available in traditional retail stores.

Second Quarter Financial Highlights

GMV for the second fiscal quarter of 2023 was $282.7 million, a 2% increase from $276.9 million in the second fiscal quarter of 2022.

•
GMV in our GovDeals segment decreased 7%, driven by lower volumes of foreclosed real estate properties available for auction, partially offset by record marketplace activity in the numbers of sellers and assets sold and improved availability of vehicles.
•
GMV in our RSCG segment increased 24% and set a new quarterly record, driven by a strong holiday returns and liquidations season, primarily from purchase model programs, and continued diversification into new client programs with its expanded sales channels and distribution network.
•
GMV in our CAG segment increased 11%, led by the energy and heavy equipment categories, while global macroeconomic uncertainty continued to impact project timelines.
•
Company-wide, consignment sales were 83% of total GMV.

Revenue for the second fiscal quarter of 2023 was $81.5 million, a 19% increase from $68.3 million in the second fiscal quarter of 2022.

•
Revenue in our GovDeals segment increased 4%, as volumes increased in key categories and pricing improvements benefited the results, despite lower GMV from lower take-rate foreclosed real estate sales.
•
Revenue in our RSCG segment increased 28%, as the seasonal holiday returns and liquidations volumes were higher in several purchase model programs. Macro-changes in consumer sentiment affected product mix during the quarter, with a higher proportion of lower value purchased products and related selling prices, resulting in a lower segment direct profit margin percentage.
•
Revenue in our CAG segment increased 5%, despite delays in sellers’ project timelines.
•
Revenue in our Machinio segment increased 13% with continued increases in subscriptions.

GAAP Net Income was $4.2 million, or $0.13 per share, for the fiscal second quarter of 2023, a decrease from $12.0 million1, or $0.35 per share1, for the same quarter last year.

Non-GAAP Adjusted Net Income for the fiscal second quarter of 2023 was $6.4 million, or $0.20 per share, an increase from $5.8 million, or $0.17 per share last year.

Non-GAAP Adjusted EBITDA for the fiscal second quarter of 2023 was $9.9 million, a $0.7 million increase from $9.2 million in the fiscal second quarter of 2022, reflecting increased GMV and revenue results, partially offset by year-over-year increases in operations, sales, and technology expenses to support market share expansion, diversification and longer-term growth.

1 The prior year results included an $8.5 million, or $0.25 per share, non-cash benefit from a reduction in the fair value of the Bid4Assets earn-out liability. For further information, see Note 11, Fair Value Measurement, to our quarterly report on Form 10-Q for the period ended March 31, 2023.

2 Includes $95.6 million of Cash and cash equivalents and $5.6 million of Short-term investments.

Second Quarter Segment Financial Results

We present operating results in four reportable segments: GovDeals, RSCG, CAG and Machinio. Segment direct profit, previously referred to as segment gross profit, continues to be calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q2-FY23 segment results are as follows (unaudited, in millions):

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
GovDeals:
GMV	$167.9	$180.3	$329.0	$337.2
Total revenue	$15.1	$14.6	$28.7	$28.5
Segment direct profit	$14.3	$13.9	$27.2	$27.1
% of Total revenue	95%	95%	95%	95%

RSCG:
GMV	$73.3	$59.1	$138.2	$112.5
Total revenue	$53.7	$41.8	$99.7	$80.5
Segment direct profit	$16.7	$16.6	$32.7	$30.9
% of Total revenue	31%	40%	33%	38%

CAG:
GMV	$41.5	$37.5	$86.3	$87.4
Total revenue	$9.4	$9.0	$18.8	$20.2
Segment direct profit	$7.0	$6.1	$15.5	$14.8
% of Total revenue	75%	68%	83%	73%

Machinio:
GMV	$—	$—	$—	$—
Total revenue	$3.3	$2.9	$6.6	$5.7
Segment direct profit	$3.1	$2.7	$6.2	$5.4
% of Total revenue	94%	95%	95%	95%

Consolidated:
GMV	$282.7	$276.9	$553.5	$537.0
Total revenue	$81.5	$68.3	$153.7	$135.0

Second Quarter Operational Metrics

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Registered Buyers — At the end of Q2-FY23, registered buyers totaled approximately 5.0 million, representing a 5% increase over the approximately 4.8 million registered buyers at the end of Q2-FY22.
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Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), was approximately 797,000 in Q2-FY23, a 4% decrease from the approximately 829,000 auction participants in Q2-FY22.
•
Completed Transactions — Completed transactions were approximately 209,000 in Q2-FY23, a 15% decrease from the approximately 245,000 completed transactions in Q2-FY22.

Business Outlook

Our expertise in diverse sectors, a strong buyer base across numerous asset categories, and global reach are continuing to provide advantages as our clients navigate economic change and look to us for valuable solutions.

Our fiscal third quarter 2023 guidance range is expected to be consistent with the same period last year. The GMV outlook reflects expected growth over the prior year period in most of our segments. Core results remain strong, despite some continued headwinds across the global economy, including the availability of used vehicles and foreclosed real estate. While RSCG will be coming off its seasonal peak this past fiscal second quarter, which featured a higher proportion of purchase transactions with a higher proportion of lower value products for sale, it is expecting solid year-over-year fiscal third quarter growth in GMV and revenue. The RSCG segment direct profit margin as a percent of revenue is expected to improve sequentially this coming fiscal third quarter compared to our second quarter, mainly from changes in the mix of products anticipated for sale. GovDeals is expected to experience a seasonal peak in its personal property categories, yet we expect its total segment GMV, inclusive of Bid4Assets, to be challenged by real estate foreclosure headwinds. CAG expects to deliver year-over-year growth led by heavy equipment, industrial sales, and projects in EMEA, many of which have been delayed from prior quarters.

We currently anticipate our consolidated revenue as a percentage of GMV in the mid twenty percent range, reflecting our mix of business and expected products sold, with our segments' direct profits in total as a percentage of total revenues similar to the same quarter last year. We anticipate continuing to invest in our sales and technology initiatives in support of long-term growth.

For Q3-FY23 our guidance is as follows:

GMV - We expect GMV to range from $300 million to $330 million.

GAAP Net Income - We expect GAAP Net Income to range from $3.0 million to $5.5 million.

GAAP Diluted EPS - We expect GAAP Diluted EPS to range from $0.09 to $0.16.

Non-GAAP Adjusted EBITDA -We expect Non-GAAP Adjusted EBITDA to range from $10.0 million to $13.0 million.

Non-GAAP Adjusted Diluted EPS - We expect Non-GAAP Adjusted EPS to range from $0.16 to $0.24.

Our Business Outlook includes forward-looking statements which reflect these trends and assumptions for Q3-FY23 as compared to the prior year's period:

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Global supply chain uncertainties, including impacts from the Russian invasion of Ukraine and the increasing tensions between the United States and China, are disrupting international trade and energy markets, and resulting in macroeconomic trends such as inflation, increased interest rates, fluctuations in foreign currency exchange rates, reduced consumer sentiment, and retailer inventory levels. These macroeconomic conditions could adjust the volume, timing, and pricing of assets made available for auction or sale in any quarterly period, which could affect our actual Q3-FY23 performance relative to our current outlook;
•
market disruptions impacting banks used by its buyers and sellers that transact using its marketplaces, could have a negative effect on the Company’s financial position and results of operations;
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continued R&D spending to support omni-channel behavioral marketing, analytics, and buyer/seller payment optimization;
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spending in business development activities to capture market opportunities, targeting efficient payback periods;
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longer-term trend of continued mix shift to consignment pricing model, which may lower revenue as a percent of GMV but can improve segment direct profit as a percentage of revenue;
•
variability in the inventory product mix handled by our RSCG segment, which can cause a change in revenues and/or segment direct profit as a percentage of revenue, including variability from changes in consumer sentiment, retailers increasing product flows to us on an episodic basis to solve capacity constraints at retailer warehouse or distribution centers and retailers decreasing product flows as they solve capacity constraints and return more product to store shelves or fulfillment centers;
•
as growth in the government real estate category within the GovDeals segment occurs, take rates as a percentage of GMV are expected to become lower without significantly affecting segment direct profit as a percentage of revenue. GMV from real estate transactions can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events, the value of properties to be included in the auction event, and the value of the properties that may be withdrawn due to the property holder curing their delinquency or taking other legal actions to delay the sale of their property.

•
continued variability in project size and timing within our CAG segment, especially as global macro uncertainty, influenced by the Russian invasion of Ukraine and increasing tensions between the United States and China continue to impact the global economy and the ability to conduct transactions;
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continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for AllSurplus Deals and its expanded distribution network;
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continued growth in our Machinio advertising subscription service and acceptance of other Machinio service offerings;
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successful integration of Bid4Assets and execution by Bid4Assets on planned real estate auction activity and its business plan, including efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate;
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our annual FY23 effective tax rate (ETR) is expected to range from approximately 25% to 31%. This range excludes any potential impacts from legislative changes to U.S. corporate tax rates that may be enacted during Q3-FY23; and potential impacts from items that have limited visibility and can be highly variable, including effects of stock compensation due to participant exercise activity and changes in our stock price. Quarterly effective tax rates within FY23 can be affected by the amount and timing of transactions considered discrete items for tax accounting purposes. We are not expecting a substantial increase to cash paid for income taxes due to our continued net operating loss carryforward position; and
•
our diluted weighted average number of shares outstanding is expected to be approximately 33.5 million. As of March 31, 2023, we have $6.0 million in remaining authorization to repurchase shares of our common stock.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to net income plus interest and other income, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Net income	$4,245	$11,970	$8,211	$15,572
Interest and other income, net[1]	(634)	51	(937)	18
Provision for income taxes	1,573	1,059	2,723	2,071
Depreciation and amortization	2,803	2,603	5,567	4,906
Non-GAAP EBITDA	$7,987	$15,683	$15,564	$22,567
Stock compensation expense	1,939	1,992	4,020	4,272
Acquisition costs and impairment of long-lived and other non-current assets[2]	—	40	184	252
Fair value adjustments to acquisition earn-outs	—	(8,500)	—	(8,500)
Non-GAAP Adjusted EBITDA	$9,926	$9,215	$19,768	$18,591

1 Interest and other income, net, per the Consolidated Statements of Operations, excluding the non-service components of net periodic pension (benefit).

2 Acquisition costs and impairment of long-lived and other non-current assets are included in Other operating (income) expenses, net on the Consolidated Statements of Operations.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, acquisition related costs such as transaction expenses and changes in earn-out estimates, amortization of intangible assets, business realignment expenses, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Income Per Share are determined using Adjusted Net Income. For Q2-FY23 the tax rate used to estimate the impact of income taxes on the non-GAAP adjustments was 26% compared to 23% used for the Q2-FY22 results. These tax rates exclude the impacts of the charge to our U.S. valuation allowance and the fair value adjustments to earn-out liabilities. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Income Per Share is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Net income	$4,245	$11,970	$8,211	$15,572
Stock compensation expense	1,939	1,992	4,020	4,272
Intangible asset amortization	981	984	1,963	1,751
Acquisition costs and impairment of long-lived and other non-current assets*	—	40	184	252
Fair value adjustments to acquisition earn-outs	—	(8,500)	—	(8,500)
Income tax impact on the adjustment items	(759)	(684)	(1,603)	(1,425)
Non-GAAP Adjusted net income	$6,406	$5,802	$12,775	$11,922
Non-GAAP Adjusted basic earnings per common share	$0.20	$0.18	$0.40	$0.36
Non-GAAP Adjusted diluted earnings per common share	$0.20	$0.17	$0.39	$0.35
Basic weighted average shares outstanding	31,305,214	32,561,903	31,562,988	32,769,057
Diluted weighted average shares outstanding	32,124,188	34,004,568	32,544,953	34,382,149

* Acquisition related costs and impairment of long-lived and other non-current assets, which are excluded from Non-GAAP Adjusted Net Income, are included in Other operating (income) expenses, net on the Consolidated Statements of Operations.

Conference Call Details

The Company will host a conference call to discuss this quarter's results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live web cast of the conference call will be provided on the Company's investor relations website at https://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until May 4, 2024 at 11:59 p.m. Eastern Time. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: changes in political, business and economic conditions; the duration and impact of shortages in supply of used vehicles, the continuing impacts of the COVID-19 pandemic globally and their impact on the ability to conduct cross-border transactions, the Russian invasion of Ukraine, and inflation on the Company’s operations, the operations of customers, project size and timing of auctions, operating costs, and general economic conditions; adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults, or non-performance by financial institutions; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets; the Company’s need to manage the attraction of sellers and buyers in a broad range of asset categories with varying degrees of maturity and in many geographies; economic and other conditions in local, regional and global sectors; the Company’s ability to integrate acquired companies, including its most recent acquisitions of Machinio Corp. and Bid4Assets, Inc., and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; the Company’s need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; the Company’s ability to timely upgrade and develop our technology systems, infrastructure and marketing and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; the Company’s ability to attract, retain and develop the skilled employees that we need to support our business; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world’s largest B2B e-commerce marketplace platform for surplus assets with over $10 billion of completed transactions, to more than 5 million qualified buyers worldwide and 15,000 corporate and government sellers. It supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and defer products from landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	March 31, 2023	September 30, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$95,583	$96,122
Short-term investments	5,615	1,819
Accounts receivable, net of allowance for doubtful accounts of $313 and $449	5,960	11,792
Inventory, net	15,290	11,679
Prepaid taxes and tax refund receivable	1,994	1,631
Prepaid expenses and other current assets	6,135	6,551
Total current assets	130,577	129,594
Property and equipment, net	18,245	19,094
Operating lease assets	11,414	13,207
Intangible assets, net	14,274	16,234
Goodwill	89,464	88,910
Deferred tax assets	11,104	13,628
Other assets	8,019	7,437
Total assets	$283,097	$288,104
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$42,915	$41,982
Accrued expenses and other current liabilities	24,755	23,304
Current portion of operating lease liabilities	4,505	4,540
Deferred revenue	4,530	4,439
Payables to sellers	47,342	49,238
Total current liabilities	124,047	123,503
Operating lease liabilities	7,776	9,687
Other long-term liabilities	200	378
Total liabilities	132,023	133,568
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 36,049,719 shares issued and outstanding at March 31, 2023; 35,724,057 shares issued and outstanding at September 30, 2022	36	36
Additional paid-in capital	262,118	258,275
Treasury stock, at cost; 5,096,341 shares at March 31, 2023, and 3,813,199 shares at September 30, 2022	(79,586)	(62,554)
Accumulated other comprehensive loss	(8,769)	(10,285)
Accumulated deficit	(22,725)	(30,936)
Total stockholders’ equity	151,074	154,536
Total liabilities and stockholders’ equity	$283,097	$288,104

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Purchase revenues	$47,273	$37,384	$85,907	$73,602
Consignment and other fee revenues	34,180	30,891	67,829	61,381
Total revenue	81,453	68,275	153,736	134,983
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	40,366	28,968	72,139	56,730
Technology and operations	14,791	13,872	29,495	27,790
Sales and marketing	11,854	11,273	22,644	21,317
General and administrative	6,404	7,053	13,789	15,284
Depreciation and amortization	2,803	2,603	5,567	4,906
Fair value adjustment of acquisition earn-outs	—	(8,500)	—	(8,500)
Other operating (income) expenses, net	(11)	23	129	(10)
Total costs and expenses	76,207	55,292	143,763	117,517
Income from operations	5,246	12,983	9,973	17,466
Interest and other income, net	(572)	(46)	(961)	(177)
Income before provision for income taxes	5,818	13,029	10,934	17,643
Provision for income taxes	1,573	1,059	2,723	2,071
Net income	$4,245	$11,970	$8,211	$15,572
Basic income per common share	$0.14	$0.37	$0.26	$0.48
Diluted income per common share	$0.13	$0.35	$0.25	$0.45
Basic weighted average shares outstanding	31,305,214	32,561,903	31,562,988	32,769,057
Diluted weighted average shares outstanding	32,124,188	34,004,568	32,544,953	34,382,149

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Six Months Ended March 31,
	2023	2022
Operating activities
Net income	$8,211	$15,572
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,567	4,906
Stock compensation expense	3,882	4,272
Inventory adjustment to net realizable value	847	98
Provision for doubtful accounts	194	11
Deferred tax expense	2,524	1,590
Impairment of long-lived and other non-current assets	—	31
Gain on disposal of property and equipment	(55)	(13)
Gain on termination of lease	—	(240)
Change in fair value of earn-out liability	—	(8,500)
Changes in operating assets and liabilities:
Accounts receivable	5,801	(637)
Inventory	(4,438)	(709)
Prepaid taxes and tax refund receivable	(363)	(3)
Prepaid expenses and other assets	310	(1,230)
Operating lease assets and liabilities	(155)	422
Accounts payable	902	393
Accrued expenses and other current liabilities	1,461	(8,121)
Deferred revenue	90	442
Payables to sellers	(2,314)	7,149
Other liabilities	(129)	(806)
Net cash provided by operating activities	22,335	14,627
Investing activities
Cash paid for business acquisitions, net of cash acquired	—	(11,164)
Purchases of property and equipment, including capitalized software	(2,711)	(3,572)
Purchase of short-term investments	(3,696)	—
Other investing activities, net	51	9
Net cash used in investing activities	(6,356)	(14,727)
Financing activities
Common stock repurchases	(16,963)	(19,998)
Taxes paid associated with net settlement of stock compensation awards	(736)	(1,809)
Payments of the principal portion of finance lease liabilities	(50)	(51)
Payment for debt issuance cost	—	(91)
Proceeds from exercise of stock options, net of tax	496	—
Net cash used in financing activities	(17,253)	(21,949)
Effect of exchange rate differences on cash and cash equivalents	735	(22)
Net decrease in cash and cash equivalents	(539)	(22,071)
Cash and cash equivalents at beginning of period	96,122	106,335
Cash and cash equivalents at end of period	$95,583	84,264
Supplemental disclosure of cash flow information
Cash paid (received) for income taxes, net	$539	$350
Non-cash: Common stock surrendered in the exercise of stock options	18	100
Non-cash: Earn-out liability for acquisition activity	—	19,500